Exhibit 2.2

                            STOCK PURCHASE AGREEMENT

This Agreement entered into as of December 18, 2002, by and between INTERVEST BANCSHARES CORPORATION, a Delaware corporation with principal offices at 10 Rockefeller Plaza (Suite 1015), New York, New York 10020 ("Buyer") and JEAN DANSKER, an individual with an address at 860 Fifth Avenue, New York, New York 10021 ("Seller") regarding the purchase and sale of all of the issued and outstanding capital stock of INTERVEST SECURITIES CORPORATION, a New York corporation with principal offices at 10 Rockefeller Plaza (Suite 1015), New York, New York 10020 (the "Company"). Buyer and Seller are sometimes referred to herein individually as a "Party" and collectively as the "Parties."

                                    RECITALS

     A. The Seller is the owner and record holder of one hundred (100) shares (the "Shares") of the common capital stock of Intervest Securities Corporation, a New York Corporation (the "Company"), which shares constitute one hundred percent (100%) of all of the issued and outstanding shares of the capital stock of the Company.

     B. Seller desires to sell to the Buyer, and the Buyer desires to purchase from Seller the Shares, subject to the terms and conditions set forth in this Agreement.

     C. Seller and Buyer will make certain warranties, representations and covenants essential to the other in connection with the purchase and sale of the Shares on the terms and conditions of this Agreement with the intent of being legally bound.

     In consideration of the mutual promises, agreements, representations, warranties and covenants contained in this Agreement, the Parties agree as follows:

1.   Purchase and Sale of Shares; Purchase Price and Payment; Closing.
     -----------------------------------------------------------------

          a.     Purchase and Sale of Shares. Subject to the terms and
                 ---------------------------
     conditions of this Agreement, the Seller will sell, assign, convey, transfer and deliver to Buyer, free and clear of all liabilities, liens and encumbrances, and Buyer will purchase and accept from the Sellers, all of the right, title, and interest in and to the Shares, along with any and all other rights and interests that Sellersmay have in the Company.

          b.     Purchase Price. In full consideration for the Shares, Buyer
                 --------------
     shall issue and deliver to Seller thirty thousand (30,000) shares of its Class B Common Stock, which shares shall be subject to certain restrictions as set forth in Section 8(b) below.

          d.     Closing. The  closing of the transactions contemplated hereby
                 -------
     (the "Closing") will take place at the offices of Buyer within ten days after the approvals described in Section 4(b)(4) have been received,or such other date as may be agreed to by the parties, but in no event later than June 30, 2003.


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2.   Deliveries at Closing.
     -----------------------

          a.     Buyer's Deliveries. On the Closing Date, Buyer shall deliver to
                 ------------------
     Seller certificates representing the Purchase Price.

          b.     Seller's  Deliveries. On the Closing Date, Seller shall deliver
                 --------------------
     to Buyer the Shares, duly endorsed for transfer to Buyer and all other documents to be signed by Seller as provided herein.

3.   Conditions to Closings. The following items shall be conditions to the
     ----------------------
Closing  of  this  transaction,  and  must  be satisfied as of the Closing Date:

          (a) The Parties shall be in full compliance with and shall have performed or be prepared to perform, as applicable, all covenants and pre-closing agreements contained in this Agreement and all of the representations, warranties and covenants contained in this Agreement shall be true and correct in all material respects both as of the date of this Agreement and the Closing Date.

          (b)     Each  item  required to be delivered by each Party pursuant to
     Section 2 hereof is signed and delivered to the other Party.

          (c) There shall be no judgment, decree, injunction, ruling or order of any court agency or other instrumentality outstanding against Sellers or the Company which prohibits or materially restricts or delays the consummation of the Closing.

          (d) Buyer shall have received approvals for the ownership change and to conduct business from all applicable regulatory agencies, including, without limitation, the Federal Reserve Board, the Securities and Exchange Commission, the National Association of Securities Dealers, and applicable State authorities, to conduct business as a broker/dealer as contemplated by Buyer.

4.    Purchaser's  Obligation.  After  the  execution  of  this Agreement, Buyer
      -----------------------
     will file with the Federal Reserve Board ("FB"), the National Association of Securities Dealers, Inc. ("NASD"), and such other parites whose approval may be required, required documentation to obtain approval for the change in ownership contemplated hereby.

5.   Representations,  Warranties  and  Covenants of Seller.  Seller  represents
     ------------------------------------------------------
     and warrants to Buyer as follows:

          a.     Organization, Qualification and Corporate Power. The Company is
                 -----------------------------------------------
     a corporation duly organized, validly existing and in good standing under the laws of the State of New York. The Company is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction in which either the ownership or use of its assets, or the nature of its activities, requires such qualification. The Company has full corporate power and authority to carry on its business and to own and use its assets.


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
          b.     Authority  and  Enforceability.  Subject  to  the recipt of the
                 ------------------------------
     consent of the Federal Reserve Board, the NASD and other securities regulators, Seller has full power and authority to execute, deliver and perform this Agreement and the execution, delivery and performance of this Agreement by the Seller has been duly authorized by all necessary corporate action on the part of the Company. This Agreement has been duly executed and delivered by Seller and constitutes the valid and legally binding obligation of Seller, enforceable in accordance with its terms. Except for the filings described above, neither Seller nor the Company is required to give any notice to, make any filing with or obtain any authorization, consent or approval of any federal, state, local or foreign court or governmental or regulatory agency or authority (each individually an "Authority") or Person in order for the Parties to consummate the transactions contemplated by this Agreement.

          c.     Noncontravention.  Neither  the  execution  or delivery of this
                 ----------------
     Agreement, nor the consummation of the transactions contemplated by this Agreement, will (a) violate any law, constitution, code, statute or ordinance, or any regulation, rule, injunction, judgment, order, decree, ruling, charge or other restriction of any Authority to which the Company or Seller is subject; (b) violate any provision of the articles of incorporation or bylaws, as amended, or any resolution adopted by the board of directors or shareholder of the Company; or (c) conflict with, result in a breach of, constitute a default under, result in the acceleration of, give any Person the right to accelerate, terminate, modify or cancel, or require any notice under, any agreement, license, permit, authorization, instrument or other arrangement to which the Company or Seller is a party or by which the Company or Seller is bound or to which any of the assets of the Company is subject (or result in the imposition of any lien upon any of such assets).

          d.     Subsidiaries.  The  Company  has  no  subsidiaries.
                 ------------

          e.     Title  to Assets. The Company has good and marketable title to,
                 ----------------
     or a valid leasehold interest or license interest in, as applicable, all of the assets used by the Company or owned by the Company in connection with the operation of its business (the "Assets"), free and clear of all liens, claims or encumbrances.

          f.     Financial Statements. The audited balance sheets of the Company
                 --------------------
     as of December 31, 2001 and 2000 and the related statements of earnings, stockholder's equity and cash flows for each of the three years in the period ended December 31, 2001 (including the related notes and schedules thereto) delivered to Buyer prior to the date hereof (the "Audited Financial Statements") present fairly, in all material respects, the financial position and the results of operation and cash flows of the Company as of the dates or for the periods presented therein in conformity with United States generally accepted accounting principles ("GAAP") applied on a consistent basis during the periods involved. The unaudited balance sheet and the related statements of earnings and cash flows of the Company for the nine-month period ended September 30, 2002 (the "Interim Financial Statements"), delivered to the Company prior to the date hereof, have been prepared in accordance with GAAP applied on a consistent basis during the period involved and the period covered by the Interim Financial Statements except as otherwise noted therein. The Interim Financial Statements


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
     reflect all adjustments necessary to present fairly in accordance with GAAP (except as noted therein), in all material respects, the financial position, results of operation and cash flows of the Company for the period presented therein. The Audited Financial Statements and the Interim Financial Statements are sometimes collectively referred to herein as the "Financial Statements."

          g.     Absence  of  Change. Since September 30, 2002 (the "Most Recent
                 -------------------
     Balance Sheet Date"), there has been no event or occurrence which has caused or could reasonably be expected to cause a material adverse effect upon the business, financial condition, results of operations, prospects or earnings of the Company or a material adverse effect upon the value to Buyer of the Company's business (including the prospects or earnings of the business), or the possession, use, occupancy or operation by Buyer of the Company and the Company's Assets.

          h.     Undisclosed  Liabilities.  The  Company  does  not  have  any
                 ------------------------
     liability, whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated or whether due or to become due (each individually a "Liability" and collectively the "Liabilities") (and there is no basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim or demand against it giving rise to any Liability), except for Liabilities set forth on the face of the Most Recent Balance Sheet (rather than in any notes thereto) or Liabilities incurred in the ordinary course of business.

          i.     Claims. (a) There are no actions, suits, proceedings, hearings,
                 ------
     investigations, charges, complaints, claims or demands of any kind pending or threatened against or affecting the Company or Seller, the Assets or any aspect of the Company's business; (b) there are no outstanding injunctions, judgments, orders or decrees of any kind against the Company or Seller or relating to the Assets or any aspect of the Company's business; and (c) neither the Company nor Seller is charged or threatened with, or under investigation with respect to, any alleged violation of any provision of any law, constitution, code, statute or ordinance, or any regulation, rule, injunction, judgment, order, decree, ruling, charge or other restriction of any Authority relating to the Assets or any aspect of the Company's business.

          j.     Legal  Compliance.  (a)  The  Company  has  complied  with  all
                 -----------------
     applicable laws, constitutions, codes, statutes or ordinances, or any regulations, rules, injunctions, judgments, orders, decrees, rulings, charges or other restrictions of all Authorities; and (b) the Company has obtained all franchises, approvals, permits, licenses, orders, registrations, certificates, variances and similar rights required to conduct its business, and such franchises, approvals, permits, licenses, orders, registrations, certificates, variances and similar rights are current and have not been revoked, suspended, canceled or terminated.

          k.     All  Assets;  Condition  of Tangible Assets. The Assets include
                 -------------------------------------------
     all assets, services, properties and contracts which are necessary for the operation of the Business as presently conducted. Each of the Assets constituting tangible assets is free from patent defects, has been maintained in accordance with normal industry practice, is in normal


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
     operating condition and repair (subject to normal wear and tear) and is suitable for the purposes for which it presently is used.

          l.     Material  Contracts.  Except  for  selected  dealer  agreements
                 -------------------
     entered into by the Company in the ordinary course of its business, there are no other material contracts or other agreements, whether written or oral, to which the Company is a party and which pertain to its business and/or the Assets. With respect to each of the contracts delivered to
     Buyer: (i) the contracts are legal, valid, binding and enforceable and in full force and effect; (ii) the contracts will continue to be legal, valid, binding, enforceable and in full force and effect on identical terms following the consummation of the transactions contemplated hereby; (iii) no Party is in breach or default, and no event has occurred which with notice or lapse of time would constitute a breach or default, or permit termination, modification or acceleration, under any such contract; and
     (iv) no Person has repudiated any provision such contracts.

          m.     Taxes.
                 -----

               (1) The Company has with respect to its business and the Assets (i) timely filed all returns or reports of or for Taxes (defined below), including all information, returns or reports (collectively, "Tax Returns"); and (ii) paid all Taxes which are shown to be due in connection with or with respect to the periods or transactions covered by such Tax Returns, and paid all other Taxes as are due, except such as are being contested in good faith by appropriate proceedings (to the extent that any such proceedings are required) and with respect to which the Company is maintaining reserves or accruals in its Financial Statements in an amount equal to the Taxes being contested.

               (2) All Tax Returns have been prepared in all respects in accordance with all applicable federal, state, local or foreign laws, constitutions, codes, statutes or ordinances and accurately reflect the taxable income or other measure of Tax.

               (3) No extension of time has been requested or granted with respect to the filing of any Tax Returns with respect to the Company's business or the Assets.

               (4) Neither the Company nor Sellers has granted any waiver of any statute of limitations with respect to, or any extension of a period for the assessment of, any Tax with respect to the Company's business or the Assets.

               (5) For purposes of this Agreement, "Taxes" means all federal, state, local or foreign income, payroll, withholding, excise, value-added, sales, use, real estate, personal property, use and occupancy, business and occupation, maritime, mercantile, tariff, duty, capital stock, franchise, gift or estate taxes and all other taxes or fees of any kind, character, nature or description, and includes interest, penalties and deficiencies thereon and estimated taxes.


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
          n.   Capitalization and Shares.  The  only authorized capital stock of
               -------------------------
     the Company consists of two hundred (200) shares of common stock, no par value, of which one hundred (100) shares are validly issued and outstanding and constitute the Shares. Seller is the sole owner of all issued and outstanding shares of the Company. The Company's Shares are validly issued, fully paid, and nonassessable. There are no outstanding subscriptions, options, warrants, rights, convertible securities or other agreements or commitments of the Company of any character relating to the issued or unissued capital stock or other securities of the Company. There are no outstanding obligations of the Company to repurchase, redeem or otherwise acquire any of its outstanding shares of capital stock.

          o.     Accounts Receivable.  The Company has no accounts receivable.
                 -------------------

          p.     Investement  in  Buyer's Stock.  Seller has had the opportunity
                 ------------------------------
     to ask questions of, and has received answers from, Buyer and its representatives concerning Buyer and the transaction contemplated hereby. Seller is acquiring the shares of Buyer's Class B Common Stock ("Buyer Stock") for her own account, for investment, and not with a view to any resale or "distribution" thereof within the meaning of the Securities Act of 1933, as amended (the "Securities Act"). Seller understands that, because the Buyer Stock has not been registered under the Securities Act, Seller cannot dispose of any of such Buyer Stock until the Buyer Stock is subsequently registered under the Securities Act or an exemption from such registration is available. Seller is sufficiently knowledgable in financial matters so as to be able to evaluate the risks and merits of Seller's investment in the Buyer Stock, and Seller is able to bear the economic risk of loss of Seller's entire investment in Buyer Stock. Seller is an "accredited investor" as such term is defined in Rule 501 promulgated under the Securities Act. Seller has been advised that the Buyer Stock to be received by Seller has not been registered under the Securities Act or under the "blue sky" laws of any jurisdiction and that Buyer is issuing Buyer Stock to Seller pursuant to this Agreement in reliance upon, among other things, the representations and warranties of Seller contained in this Section 5(p).

          q.     Full  Disclosure.  No  representation,  warranty,  covenant  or
                 ----------------
     agreement made by Seller in this Agreement or in any statement, certificate, instrument or other document or item furnished or delivered or to be furnished or delivered to Buyer pursuant hereto or in connection with the transactions covered hereby contains or will contain any false or misleading statement of a material fact, or omit any material fact required to be stated therein or necessary in order to make the statements therein not false or misleading.

6.   Representations  and  Warranties  of  Buyer.  Buyer represents and warrants
     -------------------------------------------
     to Seller as follows:

          a.     Organization  and  Qualification.  Buyer  is a corporation duly
                 ---------------------------------
     organized, validly existing and in good standing under the laws of the State of Delaware. It has the requisite corporate power and authority to carry on its business as now conducted and is


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
     duly qualified to do business in each jurisdiction where the character of its properties owned or held under lease or the nature of its activities makes such qualification material to Buyer.

          b.     Authority  and  Enforceability.  Buyer  has  full  power  and
                 ------------------------------
     authority to execute, deliver and perform this Agreement. This Agreement has been duly executed and delivered by Buyer and constitutes the valid and legally binding obligation of Buyer, enforceable in accordance with its terms and conditions.

          c      Noncontravention.  Neither  the  execution  or delivery of this
                 ----------------
     Agreement, nor the consummation of the transactions contemplated hereby, will conflict with, result in a breach of, constitute a default under, result in the acceleration of, give any person the right to accelerate, terminate, modify or cancel, or require any notice under, any agreement, license, permit, authorization, instrument or other arrangement to which Buyer is a party or by which she is bound or which any of its asset are subject (or result in the imposition of any lien upon any of its assets).

          d.     Buyer  Reports.   Buyer  has provided Seller with access to all
                 ---------------
     reports and statements that it has filed with the Securities and Exchange Commission since January 1, 2000 (the "SEC Filings"). As of their respective dates (and without giving effect to any amendments or modifications filed after the date of this Agreement with respect to reports and documents filed before the date of this Agreement), each of the SEC Filings, including the financial statements, exhibits and schedules thereto, complied in all material respects with all of the statutes, rules and regulations enforced or promulgated by the Securities and Exchange Commission and did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

          e.     Litigation.  There  are  no  legal  or governmental proceedings
                 -----------
     pending or threatened to which Buyer or its subsidiaries is a party or to which any of the properties of Buyer or its subsidiaries is subject that are required to be described in the SEC Filings that are not so described.

7.   Pre-Closing  Covenants.  The  Parties  agree as follows with respect to the
     ----------------------
     period between the date of this Agreement and the Closing:

          a.     General. The Parties shall use their reasonable best efforts to
                 -------
     take all actions and do all things necessary, proper or advisable in order to consummate the transactions contemplated by this Agreement.

          b.     Conduct  of  the  Business. The Company shall, and Seller shall
                 --------------------------
     cause the Company to conduct, carry on, maintain and preserve its business in the ordinary course consistent with past practice, keep available the services of Seller, preserve the good will of suppliers, customers and others having business relations with it, and maintain the Assets, as well as its books of account, records and files, all in the ordinary course of business consistent with past practice.


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
          c.     Access to Information. Seller shall furnish or deliver to Buyer
                 ---------------------
     and Buyer's representatives such copies of documents, records and information concerning the affairs of the Company's business and the Assets as Buyer or Buyer's representatives may reasonably request.

8.   Additional Agreements.
     ----------------------

          a.     Public Announcements.  On or before the Closing Date, Buyer and
                 ---------------------
     Seller shall not, without prior consultation with the other party and such other party's review of and consent to any public announcement concerning the transactions contemplated by this Agreement, issue any press release or make any public announcement concerning the transactions contemplated by this Agreement, provided, however, that no party shall be prevented from making any disclosure required by law at the time so required because of any delay by the other party.

          b.     Restrictions  on  Buyer  Stock.  Seller  agrees not to offer or
                 -------------------------------
     sell any Buyer Stock unless such offer or sale is made (i) pursuant to an effective registration of such Buyer Stock under the Securities Act, or
     (ii) pursuant to an available exemption from the registration requirements of the Securities Act. Seller further acknowledges and agrees that, for a period of five (5) years after the Closing Date, or the death of Seller, if earlier, (i) the Buyer Shares will not be transferable, except for transfers to members of her immediate family (in which case the Buyer Shares would remain subject to the restrictions set out in this Section 8(b); and (ii) any dividends declared on the Buyer Shares would be forfeited and retained by the Company. Buyer shall refuse to register any transfer of any Buyer Stock not made in accordance with this Section 8(b) and for such purpose may place stop order instructions with its transfer agent with respect to the Buyer Stock. The certificates representing the Buyer Stock will bear a restrictive legend related to the restrictions described herein. The parties acknowledge and agree that the restrictions set forth herein shall not, in any way, affect the right of Seller to convert the Shares into shares of Class A Common Stock of Buyer, as permitted by the terms of the Shares, provided that any shares of Class A Common Stock issued upon such conversion shall remain subject to the restrictions set forth herein.

9.   Survival  of  Representations  and  Warranties;  Indemnification.
     ----------------------------------------------------------------

          a.     Survival.  The  Parties  hereto agree that the representations,
                 --------
     warranties and covenants contained in this Agreement or in any document, certificate, instrument, schedule or exhibit delivered in connection herewith shall survive the Closing and continue to be binding for a period of twelve (12) months following the Closing regardless of any investigation made at any time by the Parties.

          b.     Indemnification. Seller shall indemnify and protect, defend and
                 ---------------
     hold Buyer and its agents harmless from and against any and all loss, cost, damage, injury or expenses including, without limitation, attorney fees which Buyer or any of its agents may sustain by reason of or arising out of (i) any liability or obligation relating to any service rendered by or action or omission of Seller or the Company prior to the Closing Date;
     (ii) the breach or


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
     inaccuracy of or failure to comply with, or the existence of any facts resulting in the inaccuracy of, any of the warranties, representations or covenants of Seller contained in this Agreement; (iii) any performance, payment required under or liability incurred in connection with the business of the Company which arose prior to the Closing; or (iv) any and all claims or rights to any of the Shares or the Assets by any third party. If any claim is asserted against Buyer or Buyer is made a party defendant in any action involving a matter covered by this indemnification, then Buyer shall give prompt notice of such claim or action to Seller, and Seller shall have the right to assume control of the defense thereof at Seller's sole cost provided Buyer approves of the counsel, except that, in such case, Buyer shall have the right to join in the defense thereof at its own cost. Whether or not Seller assumes control of the defense of any such action, he will be bound by any final judgment against Buyer in any such action and he shall be liable for any such judgment. If Seller does not join in the defense thereof, she will be bound by any settlement which Buyer may make of such action. Buyer and the Company shall indemnify Seller for any liability or obligation resulting from the actions of Buyer or the Company after the Closing, provided that Buyer is then in control of the Company.

          c.  Limitations  on  Indemnification.  In  no  event  shall  Seller's
              ---------------------------------
     aggregate liability under this Agreement exceed the Purchase Price. Seller's sole obligation in connection with any indemnity or other entitlement of Buyer hereunder shall be to transfer to Buyer that portion of the Shares as reflects the amount of Buyer's indemnity entitlement, with each share to be valued for such purposes at $10.00. Seller may, at her sole election, make payment of any liability hereunder in cash, but she shall not be obligated to do so, it being the intent of the parties that Seller shall have no liability under this Agreement beyond a return of the Shares. If the Closing occurs, Seller will have no liability (for indemnification or otherwise) with respect to this Agreement, unless, on or before the date which is one year from the Closing Date, Buyer notifies Seller of a claim specifying the factual basis of that claim in reasonable detail to the extent then known to Buyer.

10.  Events of Default.  This  Agreement  shall be deemed to have been defaulted
     -----------------
(an "Event of Default") in the event that any of the following have occurred, and the occurrence thereof has not been cured within the later of ten days after written notice of that Event of Default or the applicable cure period set forth in the referenced agreement: (a) either Buyer or Sellers has failed to perform any of its covenants or agreements set forth in this Agreement; or (b) any of the representations or warranties contained in this Agreement shall have been materially untrue as of either the date of execution or the Closing Date, as applicable. Upon the occurrence of an Event of Default, the non-defaulting party shall be entitled to specific performance of this Agreement, but shall not be entitled to monetary damages, or shall be entitled to terminate this Agreement and neither Buyer nor Seller shall have any further rights or liability hereunder.

11.  Notices.  Any  notice  required  or  permitted  to  be  delivered hereunder
     -------
shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person or by registered or certified mail, postage prepaid, return receipt requested, and addressed to the appropriate Party at the following addresses:

     If to the Buyer:           Intervest Bancshares Corporation
                                10 Rockefeller Plaza (Suite 1015)
                                New York, New York 10020
                                Attention: President


     If to Seller:              Jean Dansker
                                860 Fifth Avenue
                                New York, New York 10021


     Any Party may change its address for notice by written notice given to each other Party.

12.  Entirety and Amendments. This  instrument  and  the instruments referred to
     -----------------------
herein embody the entire agreement between the Parties, supersede all other agreements and understandings, if any, relating to the subject matter hereof or to which Buyer or Seller are parties, and may be amended only by an instrument in writing executed by all Parties, and supplemented only by documents delivered or to be delivered in accordance with the express terms hereof.

13.  Multiple  Counterparts.  This  Agreement  may  be  executed  in a number of
     ----------------------
identical counterparts, each of which constitutes collectively, one agreement; but in making proof of this Agreement, it shall not be necessary to produce or account for more than one counterpart.

14.  Parties  Bound;  Severability.  This  Agreement  shall be binding upon, and
     -----------------------------
inure to the benefit of, each of the Parties hereto to the extent applicable to them and their respective successors and assigns and other legal representatives. If any provision hereof is invalid or unenforceable in any jurisdiction, the other provisions hereof shall remain in full force and effect in such jurisdiction and the remaining provisions will be enforced to the maximum extent permitted by law and construed in a fashion to effectuate best the provisions hereof, and the invalidity or unenforceability of any provision hereof in any jurisdiction shall not affect the validity or enforceability of any such provision in any other jurisdiction to the extent that the remaining enforceable and valid provisions of this Agreement may be construed in a fashion and act independently of the invalid or unenforceable provisions to effectuate the intent of the Parties as evidenced by this Agreement.

15.  Descriptive  Headings;  Gender.  The  headings,  captions  and arrangements
     ------------------------------
used in this Agreement are for convenience only and shall not be deemed to limit, amplify or modify the terms of this Agreement, nor affect the meaning thereof. Whenever the context shall so require, all words herein in the male gender shall be deemed to include the female or neuter gender, and all singular words shall include the plural, and all plural words shall include the singular.

16.  Assignment.  Neither  this  Agreement  nor  any of the rights, interests or
     ----------
obligations hereunder may be assigned by either Party without the prior written consent of the other Party.

17.  Additional  Documents.  Buyer  and  Seller agree to execute such additional
     ---------------------
documents and to do such things as may be reasonably required by the other Parties to implement the purposes of this Agreement.

18.  Governing  Law.  This  Agreement  is  being  executed  and delivered and is
     --------------
intended to be performed in the State of New York and the laws of such State shall govern the validity, construction, enforcement and interpretation of this Agreement.

19.  Expenses.  Each  Party  shall  bear its own expenses incurred in connection
     --------
with  this  transaction.



     IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above written.



BUYER:                                   SELLER:
INTERVEST  BANCSHARES
CORPORATION
BY:  /s/ Lowell S. Dansker               /s/ Jean Dansker
 Lowell S. Dansker, President            JEAN DANSKER